EXHIBIT 10.2


                          NICHOLS RESEARCH CORPORATION
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN



                                     Between
                          NICHOLS RESEARCH CORPORATION
                                       and
                                CHARLES A. LEADER



                             Dated: November 2, 1998




                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN


         THIS SUPPLEMENTAL RETIREMENT BENEFIT PLAN (the "Plan") is made and entered into this 2nd day of November, 1998, by and between NICHOLS RESEARCH CORPORATION, a Delaware corporation, having its principal place of business at 4040 South Memorial Parkway, Huntsville, Alabama (the "Company") and CHARLES A. LEADER residing in the City of McLean, Virginia (the "Employee").

                              W I T N E S S E T H:
                              --------------------

         The Company adopted a defined contribution plan containing a cash or deferred arrangement which plan is known as the Nichols Research Corporation Retirement Plan (the "401(k) Plan"). Contributions to the 401(k) Plan by and on behalf of participants are based, in part, on the compensation received by such participants. Under Section 404(l) of the Internal Revenue Code of 1986 (the "Code"), the amount of compensation which may be taken into account is limited to $160,000, plus cost-of-living increases (the "Section 404 Limit"). The Employee's compensation is expected to exceed the Section 404 Limit, and accordingly, the amount contributed to the 401(k) Plan for the Employee's benefit is limited. The Company desires to supplement the Employee's retirement benefits by contributing to a nonqualified retirement plan for the benefit of the Employee.

         THEREFORE, to provide the Employee with additional incentive and to supplement the deferred compensation benefits payable to the Employee, the Company hereby adopts this Plan and the parties agree as follows:

         1. The Company shall supplement the Company provided benefits available under the 401(k) Plan by crediting to a book reserve or deferred compensation account during the period of Employee's employment by the Company commencing November 2, 1998, a sum equal to seven percent (7%) of the Employee's compensation for each such fiscal year above the Section 404 Limit. For this purpose, compensation shall mean all taxable wages reported on Form W-2.

         2. The amount credited to the deferred compensation account as provided in Section 1 above shall be paid to the trustee under that certain agreement of trust between the Company and Fidelity Management Trust Company, dated as of the date hereof and shall be held, administered and disposed in accordance with such trust. Any appreciation or depreciation with respect to the funds invested in accordance with the trust shall be credited or charged to the Employee's deferred compensation account. The Employee shall assume the risk of diminution in the value of his deferred compensation account in the event any invested funds depreciate in value. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a fiduciary relationship between the Company and the Employee or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company by virtue of the provisions of this Plan shall have any interest in such funds. To the extent that any person acquires the right to receive payments from the Company under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. The trust referred to above (and any amendment thereof) shall conform in all material respects to the terms and provisions of the model trust described in Revenue Procedure 92-64 adopted by the Internal Revenue Service. It is the intention of the parties that the Plan constitute an unfunded deferred compensation plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

         3. The benefit to be paid as deferred compensation shall be as follows:

      (a) Commencing one month after termination of employment and for the next 120 months thereafter, the Company shall pay or cause to be paid to Employee an amount equal to the quotient of the fair market value of his deferred compensation account as of the end of each month divided by 120 less the number of full months since termination of employment. The balance of his deferred compensation account shall be paid to the Employee 120 months after termination of employment. The total amount payable to the Employee shall be increased or decreased as the case may be, to reflect the appreciation or depreciation in value of the deferred compensation account which remains invested. Notwithstanding the foregoing, the Board of Directors of the Company shall have the right in its discretion to accelerate the installment payments due hereunder and may make such distribution in lump sum or over a shorter period of time than 120 months as it may find appropriate.

      (b) If the Employee should die before the entire supplemental benefit has been credited, the Company shall be obligated to pay the balance of the benefits due hereunder. If the Employee should die prior to termination of his employment or after termination of his employment but before his entire deferred compensation account has been paid to him, the unpaid benefit due hereunder will be paid in a lump sum to a beneficiary or beneficiaries designated in writing to the Company by the Employee. If no designation of beneficiary has been made by the Employee, or if such designation has been revoked, the unpaid balance shall be paid to the Employee's estate.

                  (c) The right of the Employee to payments under this Plan shall be fully vested and nonforfeitable at all times. The right of Employee or any other person to the payment of deferred compensation or other benefits under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or the garnishment by creditors of the Employee or the Employee's beneficiary.

                  (d) If the Board of Directors shall determine that the Employee is unable to care for his affairs because of any physical or mental impairment, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, conservator or other legal representative) may be paid to or for the benefit of the Employee in such manner as the Board may determine. Any such payment shall be in complete discharge of the liabilities of the Company under this Plan.

         4. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company as an executive or in any other capacity.

         5. Any deferred compensation payable under this Plan shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any other pension plan or other deferred compensation arrangement of the Company for the benefit of its employees.

         6. The Board of Directors of the Company shall have full power and authority to interpret, construe and administer this Plan and the Board's interpretation and construction thereof, and actions thereunder, including any valuation of the deferred compensation account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive upon all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct. The Company shall indemnify and hold harmless the members of the Board of Directors against any liability or threatened liability, including attorneys' fees, court costs, and damages, related or in any manner connected with decisions and actions or inactions taken by such Board member in connection with the Plan, except for such Board member's willful misconduct.

         7. This Plan shall be binding upon and inure to the benefit of the Company, successors and assigns, and the Employee, his heirs, executors, administrator and legal representatives.

         8. This Plan shall be construed in accordance with and governed by the laws of the State of Alabama.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers and the Employee has hereunto set his hand and seal as of the date and year first above written.


                                            NICHOLS RESEARCH CORPORATION



                                            By:  Michael J. Mruz
                                                 ---------------
                                                  Its Chief Executive Officer
                                                      -----------------------

                                            Charles A. Leader
                                            ---------------------------
                                            CHARLES A. LEADER, Employee

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